                                                                   EXHIBIT 99.14


                             S  U  M  M  C  O  R  P
                           EMPLOYEE STOCK OPTION PLAN


                       Effective as of February 22, 1989
                      Amended and Restated August 22, 1990

                                    SUMMCORP
                           EMPLOYEE STOCK OPTION PLAN
                           --------------------------

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------


     The following terms shall have the meaning indicated.

     Section 1.01.  "AFFILIATE" means a corporation which is a parent or
     -------------
subsidiary corporation of the Company, or a corporation or a parent or a subsidiary corporation of any corporation issuing or assuming the stock options issued under this Plan in a transaction to which Code Section 425(a) applies.

     Section 1.02.   "BOARD OF DIRECTORS" means the board of directors of the
     -------------
 Company.

     Section 1.03.   "CODE" means the Internal Revenue Code of 1986, as amended.
     -------------

     Section 1.04.  "COMMITTEE" means the employee stock option committee
     -------------
administering this Plan as provided in Article III of this Plan.

     Section 1.05.  "COMMON SHARES" means the authorized, but unissued, or
     -------------
reacquired common shares of the Company.

     Section 1.06.   "COMPANY" means Summcorp, an Indiana corporation.
     -------------

     Section 1.07.   "ELIGIBLE EMPLOYEE" means any officer or key employee of
     -------------
the Company or an Affiliate, including a director of the Company or an Affiliate who is also an employee thereof, who, at the time the option is granted, is a full time employee of the Company or such Affiliate, and who is designated as eligible in accordance with Article IV of this Plan.

     Section 1.08.  "OPTIONEE" means an Eligible Employee granted an option
     -------------
under this Plan.

     Section 1.09.    "PLAN" means this Summcorp Employee Stock Option Plan.
     -------------

     Section 1.10. "SEPARATION FROM SERVICE" means any voluntary or involuntary
     -------------
termination of an Eligible Employee's employment with the Company or an Affiliate for any reason, including, but not limited to, death, disability or retirement, but shall not include termination of employment by reason of an Eligible Employee's transfer to the Company or to an Affiliate.

     Section 1.11.  "TEN-PERCENT SHAREHOLDER" means any individual owing Common
     -------------
Shares or other shares of the Company possessing more than 10% of the total combined voting power of all classes of shares of the Company or an Affiliate. An individual shall be considered as owning any shares owned, directly or indirectly, by or for his brothers or sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered at being owned proportionately by or for its shareholders, partners, or beneficiaries.


                                   ARTICLE II
                                   ----------

                               PURPOSE AND SCOPE
                               -----------------

     Section 2.01.   Purpose.  The purpose of this Plan is to attract to or
     -------------   -------
retain in the employ of the Company individuals of particular and specialized skills and talents by offering such individuals an opportunity to secure or increase their proprietary interest in the Company. This Plan is intended to promote the continuity of management and to increase the incentive to further the welfare and profitability of, the Company by those who are primarily responsible for shaping and carrying out the long term plans of the Company and securing its continued growth and financial success.

     Section 2.02.   Scope.  The options which may be granted under this Plan
     -------------   -----
are:

     (a) incentive stock options as defined in Code Section 422A, and

     (b) non-statutory stock options governed by Code Section 83.


                                  ARTICLE III
                                  -----------
                                 ADMINISTRATION
                                 --------------

     Section 3.01. Committee.  This Plan shall be administered by the
     ------------- ----------
Compensation Committee of the Board of Directors or such other committee as specially appointed.

     Section 3.02.   Powers.  Subject to the terms and conditions of this Plan,
     -------------   ------
the Committee shall have the power and authority in its sole and absolute discretion to:

     (a) select the Eligible Employees to whom options shall be granted under this Plan;

     (b) determine the terms and conditions of each option, including, but not limited to: (i) the date of grant and date(s) of exercise of the options; (ii) whether the options are incentive stock options or non-statutory stock options, and (iii) the number of Common Shares subject to the options;

     (c) prescribe the form of all stock option agreements, stock subscription agreements, restrictive stock transfer agreements and any other agreement or document which the Committee determines is appropriate in connection with this Plan;

     (d) prescribe rules and regulations for the administration of this Plan;
and

     (e) construe and interpret any provision of this Plan and any option agreement or other agreement executed in connection with this Plan.

 Any action, decision, interpretation or determination by the Committee with respect to or in connection with the application or administration of this Plan shall be final and binding.


                                   ARTICLE IV
                                   ----------
                                  ELIGIBILITY
                                  -----------

     Section 4.01.   General. From time to time, the Committee shall determine
     -------------   -------
 the particular employees of the Company and the Affiliates who shall be eligible to participate in this Plan as Eligible Employees, and the extent of their participation in this Plan. In determining the Eligible Employees and the extent of their participation, the Committee shall take into account the duties of the employee, the present and potential contributions of the employee to the success of the Company or an Affiliate, and such other factors as are deemed relevant by the Committee in its sole and absolute discretion in furtherance of the purposes of this Plan. A member of the Committee shall not be eligible to participate in this Plan. An option or options may be granted to any Eligible Employee of the Company or an Affiliate at any time and from time to time except as otherwise expressly provided in this Plan.

     Section 4.02.   Ten Percent Shareholders.  No incentive stock option shall
     -------------   ------------------------
 be granted under this Plan to any Ten Percent Shareholder unless (i) at the time the option is granted the exercise price per Common Share is at least 110% of the fair market value per Common Share, and (ii) the option by its terms is not exercisable after the expiration of five years from the date of grant of the option.


                                   ARTICLE V
                                   ---------
                                 COMMON SHARES
                                 -------------

     The Shares subject to options granted under this Plan shall be Common Shares. The total number of Common Shares on which options may be granted shall not exceed in the aggregate 260,000 Common Shares, except as such number of Common Shares shall be adjusted in accordance with Section 8.01 of this
                                                       ------------
 Plan. In the event any outstanding option under this Plan expires or is terminated for any reason prior to the end of the period during which options may be granted, the Common Shares allocable to the unexercised portion of such option may again be the subject of an option granted under this Plan. During the period that any options granted under this Plan are outstanding, the Company shall reserve and keep available such number of Common Shares as will be sufficient to satisfy all outstanding, unexercised options.


                                   ARTICLE VI
                                   ----------

                          MAXIMUM EXERCISE LIMITATIONS
                          ----------------------------

    The aggregate fair market value (determined as of the date of grant) of the Common Shares with respect to which incentive stock options are exercisable for the first time by an Eligible Employee during any calendar year under all stock option plans of the Company and the Affiliates shall not exceed $100,000. All options issued with a value in excess of this limitation shall be non-statutory stock options.

                                  ARTICLE VII
                                  -----------

                        TERMS AND CONDITIONS OF OPTIONS
                        -------------------------------

     An option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall prescribe from time to time. The agreement shall state whether the options issued thereunder are incentive stock options as defined in Code Section 422A (or any subsequent law or regulation of similar effect) or non-statutory stock options governed by Code Section 83 (or any subsequent law or regulation of similar effect) which will not be treated as incentive stock options, and shall comply with and be subject to the terms and conditions of this Plan, including the following:

     Section 7.01.   Number of Common Shares.  The option agreement shall state
     -------------   -----------------------
 the total number of Common Shares subject to the option.

     Section 7.02.   Exercise Price.  The option agreement shall state the
     -------------   --------------
 exercise price for the purchase of the Common Shares under the option.

     (a) Incentive Stock Options.  The exercise price of an incentive stock
         -----------------------
 option shall be an amount per share not less than the fair market value per share of the Common Shares on the date of grant of the option. In the case of incentive stock options granted to a Ten Percent Shareholder, the exercise price shall be a price per share not less than 110% of the fair market value per share of the Common Shares on the date of grant of the incentive stock option. The fair market value of the Common Shares shall be determined by the Committee in accordance with such procedures as the Committee shall prescribe from time to time.

     (b) Non-statutory Stock Options.  The exercise price of a non-statutory
         ----------------------------
 stock option shall be an amount per share determined by either the Committee or the full Board of Directors.

     Section 7.03.   Term.  The option agreement shall state the date of grant
     -------------   ----
 of the option and the term of the option. The term of each incentive stock option shall not be more than (i) five years from the date of grant of the incentive stock option if the Optionee is a Ten Percent Shareholder, or (ii) ten years from the date of grant of the incentive stock option if the Optionee is not a Ten Percent Shareholder.

     Section 7.04.   Time of Exercise.  Each option shall be exercisable in
     -------------   ----------------
 whole or in part and at any time during the period commencing on the date of grant of the option and ending on the date of termination of the option. Provided, however, that an option shall be exercisable only for whole shares; and, provided, further, that the Committee, in its sole discretion, may include a provision in the option agreement stating that the options granted thereunder may not be exercised in whole or in part until the expiration of such period or periods of time as may be specified by the Committee in the option agreement.

     Section 7.05.   Assignability.  No option shall be assignable or
      ------------   -------------
 transferable other than in the event of the death of an Optionee as provided in

 Section 7.08 of this Plan.  During his or her lifetime, only the Optionee or
 ------------
 his legal representative, as provided in Section 7.08 of this Plan, may
                                          ------------
 exercise the option. No option shall be pledged or hypothecated in any way, or subject to execution, attachment or similar process, except with the Commitee's written consent.

     Section 7.06.    Notice of Exercise.  An Optionee (or other persons
     --------------   ------------------
 authorized to exercise an Optionee's option under Section 7.08 of this Plan)
                                                   ------------
 desiring to exercise an option granted under this Plan shall give written notice of exercise to the Company at its principal office specifying the number of Common Shares to be purchased.

     Section 7.07.   Exercise.  The notice to the Company specified in Section
     -------------   --------                                          -------
 7.06 of this Plan shall be accompanied by payment of the exercise price in cash
 ----
 or by check, or by delivery to the Company of a certificate(s), duly endorsed for transfer to the Company, representing Common Shares having a fair market value, based on the last sale price of the Common Shares as reported on the National Association of Securities Dealers Automated Quotations System for the last trading day prior to the date of such payment, of not less than the exercise price of the option (a certificate for any excess shares to be reissued), or upon such other terms and conditions as are acceptable to the Company. As soon as practicable after payment of the exercise price, the Optionee shall deliver to the Company such agreements and documents as the Company may reasonably request. The exercise of the option shall be effective upon receipt of the Secretary of the Company of all of the foregoing.

    Section 7.08.   Separation from Service.  Upon the Separation from Service
    -------------   -----------------------
 of an Optionee, all options outstanding in the hands of the Optionee shall terminate immediately as to any unexercised portion thereof. Provided, however, that if any Separation from Service is due to:

    (a) the retirement of the Optionee with the consent of the Company or an Affiliate, as the case may be, the Optionee shall have the right to exercise options to purchase Common Shares within a thirty-six month period, immediately following the Separation from Service, so long as the option is exercisable on the effective date of the Separation from Service;

    (b) the permanent and total disability of the Optionee, the Optionee shall have the right to exercise the option to purchase Common Shares within the thirty-six month period immediately following the Separation from Service, so long as the option is exercisable on the effective date of the Separation from Service; or

    (c) the death of the Optionee, the Optionee's personal representative shall have the right to exercise the option to purchase Common Shares within the twelve month period immediately following the date of death, so long as the option is exercisable on the date of the death.

     The Committee, in its sole and absolute discretion, shall determine whether a Separation from Service is to be considered a retirement with the consent of the Company or an Affiliate or due to permanent and total disability, and whether an authorized leave of absence or an absence on military or government service shall be deemed to constitute a Separation from Service for purposes of this Plan.

    Section 7.09.   Issuance of Shares and Compliance with Securities Laws.  The
    -------------   ------------------------------------------------------
Company may postpone the issuance and delivery of certificates evidencing Common Shares until the Company determines that such issuance and delivery complies with all applicable securities laws, rules, and regulations, and, if the Company deems it appropriate, may postpone such issuance and delivery until:

    (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed, and

    (b) the completion of such registration or other qualification of such shares under any applicable law, rule or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete.

Provided, however, that nothing contained herein shall be construed as requiring the Company to register or otherwise qualify such shares. In the event the Company deems it appropriate to register or otherwise qualify such shares before such issuance and delivery, but determines in its sole and absolute discretion not to so register or qualify such shares, the Company shall make other equitable arrangements with the Optionee.

    Any Optionee purchasing Common Shares pursuant to the exercise of an option granted under this Plan may be required to make such written and oral representations and furnish such information in writing and orally as may, in the Company's discretion, be appropriate to permit the Company to determine the necessity of registration of the Common Shares under the Securities Act of 1933, as amended, or any similar state or other statute, and to permit compliance with all applicable securities laws, rules and regulations.

    Section 7.10.   Rights as a Shareholder.  An Optionee shall have no rights
    -------------   -----------------------
as a shareholder with respect to Common Shares covered by an option until the date of issuance of a certificate evidencing Common Shares to the Optionee. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such certificate evidencing Common Shares is issued.

    Section 7.11.   Other Provisions.  The option agreement shall contain such
    -------------   ----------------
other provisions as the Committee shall deem advisable.


                                  ARTICLE VIII
                                  ------------

                                  ADJUSTMENTS
                                  -----------

   Section 8.01.   Recapitalization.  The Committee shall adjust the aggregate
   -------------   ----------------
number of Common Shares on which options may be granted under this Plan, the number of Common Shares subject to each outstanding option, and the exercise price for the purchase of Common Shares under each outstanding option for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a share dividend, or any other increase or decrease in the number of issued and outstanding Common Shares effected without receipt of consideration by the Company. In the event that, prior to the Company's delivery of the certificates evidencing Common Shares remaining under any outstanding option granted under this Plan, there shall be a capital reorganization or reclassification of the capital of the Company resulting in a substitution of other shares for the Common Shares, there shall be substituted the number of substitute shares which would have been issued in exchange for the Common Shares then remaining under the option if such Common Shares had been then issued and outstanding. Neither the adoption of this Plan nor the grant of an option under this Plan shall affect or restrict in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure.

    Section 8.02.   Merger, Consolidation, Dissolution or Liquidation.  If the
    ------------    --------------------------------------------------
Company shall be a party to any merger or consolidation, or in the event of the dissolution or complete liquidation of the Company, the Company shall have the right to terminate all outstanding options on 30 days' written notice to the Optionees. Notwithstanding the terms and conditions otherwise set forth in this Plan or in any option agreement, during this 30 day period all options shall be immediately exercisable in full. Provided, however, that if such merger or consolidation is not consummated within 180 days from the date of the aforementioned notice, or the plan of dissolution or liquidation is revoked, all terminated options shall be deemed to have been continuously in effect since the date of grant.


                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

    Section 9.01.   Plan Term.  This Plan shall become effective upon its
    ------------    ---------
approval by the Board of Directors and the holders of a majority of the issued and outstanding Common Shares of the Company voting in person or by proxy at a meeting of the shareholders of the Company; provided, however, that this Plan shall become effective only if such shareholders approve it within twelve months before or after the date it is adopted by the Board of Directors. This Plan shall terminate ten years after the earlier of the date it is adopted by the Board of Directors or the date it is approved by the shareholders (February 22, 1989), or on such earlier date as the Board of Directors may determine. No option shall be granted under this Plan thereafter.

    Section 9.02.   Plan Amendments.  The Board of Directors of the Company,
    -------------   ---------------
except any members participating in this Plan, may alter, amend, suspend, or discontinue this Plan with respect to any Common Shares as to which options have not been granted; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the issued and outstanding Common Shares of the Company voting in person or by proxy at a meeting of the shareholders of the Company:

    (a) increase the maximum number of Common Shares on which options may be granted under this Plan (except as provided in Section 8.01 of this Plan);
                                               ------------

     (b) change the class of shares for which options may be granted under this Plan;

     (c)  change the provisions of Section 7.03  of this Plan concerning the
                                   ------------
          maximum term of the options, or the provisions of Section 9.01 of this
                                                            ------------
          Plan concerning the maximum term of this Plan;

     (d) change the designation of the employees or class of employees eligible to receive options under this Plan;

     (e)  change the provisions of Section 7.02(a) of this Plan concerning the
                                   ---------------
          exercise price;

     (f)  permit the grant of options to members of the Committee; or

     (g) make any amendment which will cause this Plan or any incentive stock option granted under this Plan to fail to satisfy the conditions of Code Section 422A as in effect at the time of such amendment.

     Section 9.03.  Application of Funds.  The proceeds that the Company
     ------------   --------------------
 receives from the sale of Common Shares pursuant to the exercise of options granted under this Plan shall be added to the Company's general funds and used for general corporate purposes.

     Section 9.04.   No Obligation to Exercise Option.  The grant of an option
     -------------   --------------------------------
 under this Plan shall impose no obligation upon the Optionee to exercise that option.

     Section 9.05.   No Obligation to Continue Employment.  Neither the adoption
     ------------    ------------------------------------
 of this Plan nor the grant of an option under this Plan shall impose any obligation on the Company or any Affiliate to continue the employment of any Eligible Employee.

     Section 9.06. Applicability of Amendments.  Without the Optionee's consent,
     ------------  ---------------------------
 no amendment, suspension or termination of this Plan shall alter or impair any rights or obligations of the Company or an Optionee with respect to any option previously granted to such Optionee.

     Section 9.07.   Withholdings.  The Company shall have the right to require
     -------------   ------------
 Optionees to remit to the Company amounts sufficient to satisfy any federal, state or local income or employment tax withholding requirements (or make other arrangements satisfactory to the Company with regard to such taxes, such as by the surrender of Common Shares) at such times as the Company deems necessary or appropriate for compliance with such laws.

     Section 9.08.   Construction.  This Plan and any option agreement granting
     -------------   ------------
 an incentive stock option under this Plan shall at all times be construed in accordance with, and no rights conferred upon an Optionee shall be in violation of, any provision or requirement of Code Section 422A or any valid regulations promulgated thereunder.

     Section 9.09.   Governing Law.  This Plan and all determinations made,
     -------------   -------------
 actions taken and documents executed pursuant to or in connection with this Plan shall be governed by and construed in accordance with the laws of the State of Indiana.

     Section 9.10.   Notice.  All notices required to be given under this Plan
     -------------   ------
 shall be given in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, or expedited courier service, addressed to the Company at its principal office or to the Optionee at his or her address as then shown on the books and records of the Company, as the case may be.

                                   EXHIBIT B
                                   ---------


                      NOTICE OF EXERCISE OF EMPLOYEE STOCK
                       OPTION AND SUBSCRIPTION AGREEMENT
                       ---------------------------------


     The undersigned hereby gives notice to Summcorp, an Indiana corporation ("Company") of [his] [her] exercise of the option to purchase ___________________ Common Shares of the Company granted under the Summcorp Employee Stock Option Agreement, by and between the Company and the undersigned dated _________________, 19____ ("Agreement"). This notice is provided pursuant to the terms and conditions of the Agreement and the Summcorp Employee
                                                               --------
 Stock Option Plan. As full payment of the exercise price of the option, the undersigned is providing with this notice [a check in the amount of $____________________ .] [(a certificate(s), duly endorsed for transfer to the Company, representing Common Shares having a fair market value, based on the last sale price of the Common Shares as reported on the National Association of Securities Dealers Automated Quotations System for the last trading day prior to the date of this notice, of not less than the exercise price of the option (a certificate for any excess shares to be reissued to the undersigned).]

     The undersigned hereby acknowledges that [he] [she] has received the prospectus with respect to the offering of the Subject Shares (as defined in the Agreement) dated ________________ , and the Appendix thereto dated ______________ , 19__ , the latest annual report to security holders incorporated therein by reference, copies of all reports, proxy statements and other communications distributed to shareholders generally since [LATER OF EFFECTIVE DATE OF REGISTRATION OR DATE OF OPTION GRANT] and copies of such other documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the prospectus as the undersigned has requested.


 Dated: ______________________ ,  19 ____ .





                                         ______________________________

                                         __________________ ,  Optionee